Exhibit 8.1

SIDLEY AUSTIN LLP 555 WEST FIFTH STREET LOS ANGELES, CA 90013 +1 213 896 6000 +1 213 896 6600 FAX	BEIJING BOSTON BRUSSELS CENTURY CITY CHICAGO DALLAS GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES MUNICH NEW YORK PALO ALTO	SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

June 15, 2021

PennyMac Mortgage Investment Trust 3043 Townsgate Road Westlake Village, California 91361

Re:	PennyMac Mortgage Investment Trust

Ladies and Gentlemen:

As counsel to PennyMac Mortgage Investment Trust, a Maryland real estate investment trust (the “Company”), we address this letter in connection with certain United States federal income tax matters with respect to the Company’s Shelf Registration Statement (the “Registration Statement”) filed on Form S-3ASR. The Company is filing the Registration Statement on the date hereof with the Securities and Exchange Commission (the “Commission”) for the issuance and sale of common shares of beneficial interest, par value $0.01 per share, preferred shares of beneficial interest, par value $0.01 per share, and warrants to purchase common shares or preferred shares (collectively, the “Securities”) under the Securities Act of 1933, as amended (the “1933 Act”). The Registration Statement describes the Securities to be sold by the Company in one or more issuances. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Registration Statement.

As counsel to the Company, we have examined and relied upon originals or copies of such agreements, instruments, certificates, records and other documents and have made such examination of law as we have deemed necessary or appropriate for the purpose of this letter, including the following:

1.	Copy of the Articles of Amendment and Restatement of the Company, certified as of a recent date by the State Department of Assessments and Taxation of the State of Maryland;

2.	Copy of the Second Amended and Restated Bylaws of the Company, certified as of the date hereof by the Secretary of the Company to be a true and complete copy;

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

PennyMac Mortgage Investment Trust

June 15, 2021

3.

A certificate containing certain factual representations and covenants of the Company (the “Officer’s Certificate”) relating to, among other things, the past, current and proposed operations of the Company and the entities in which it holds a direct or indirect interest;

4.	A copy of the Registration Statement and the base prospectus that is part of the Registration Statement (the “Base Prospectus”); and

5.	Such other documentation or information provided to us by the Company as we have deemed necessary or appropriate as a basis for our opinion set forth herein.

Although we have made such inquiries and performed such investigations as we have deemed necessary for purposes of our opinion, we have not independently verified all of the facts, representations and covenants set forth in the Officer’s Certificate, the Registration Statement, the Base Prospectus or in any other document. In particular, we note that the Company and the Manager (as defined below) may engage in transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware.

We have assumed and relied on representations of the Company and PNMAC Capital Management, LLC, a Delaware limited liability company and the manager of the Company (in such capacity, the “Manager”), that the facts, representations and covenants contained in the Officer’s Certificate, the Registration Statement, the Base Prospectus and other documents are accurate. We have assumed that such factual statements, representations and covenants are true without regard to any qualification as to knowledge or belief. We have, at the request of the Company, assumed the correctness of the tax opinions, dated December 20, 2017 and April 25, 2018, issued by other outside counsel to the Company, in connection with the issuance of the Series 2017-VF1 Notes and the Series 2018-FT1 Term Notes, and relied upon the conclusions expressed in a memorandum of another outside counsel dated March 2, 2017, delivered in connection with PMT Credit Risk Transfer Trust 2015-1, PMT Credit Risk Transfer Trust 2015-2, and PMT Credit Risk Transfer Trust 2016-1. In addition, at the request of the Company, we have assumed the correctness of (A) the tax opinion, dated March 29, 2019, issued by Dentons US LLP in connection with (i) the issuance of the PMT Credit Risk Transfer Trust 2019-1R, Class A Notes and (ii) the Master Repurchase Agreement, dated as of March 29, 2019, among PMT Credit Risk Transfer Trust 2019-1R, Copper Securities Holding, LLC and the Company, (B) the tax opinion, dated June 11, 2019, issued by Dentons US LLP in connection with (i) the issuance of the PMT Credit Risk Transfer Trust 2019-2R, Class A Notes and (ii) the Master Repurchase Agreement, dated as of June 11, 2019, among PMT Credit Risk Transfer Trust 2019-2R, Copper Securities Holding, LLC and the Company and (C) the tax opinion, dated October 16, 2019, issued by other outside counsel to the Company in connection with (i) the issuance of the PMT Credit Risk Transfer Trust 2019-3R, Class A Notes and (ii) the Master Repurchase Agreement, dated as of October 16, 2019, among PMT Credit Risk Transfer Trust 2019-3R, Fugio Securities Holding, LLC and the Company.

PennyMac Mortgage Investment Trust

June 15, 2021

Our opinion is conditioned on, among other things, the initial and continuing accuracy of the factual information, covenants and representations set forth in the Registration Statement, the Base Prospectus and the Officer’s Certificate and the representations made by representatives of the Company and the Manager, without regard to any qualifications therein. Any change or inaccuracy in the facts referred to, set forth or assumed herein or in the Officer’s Certificate may affect our conclusions set forth herein.

Our opinion is also based on the correctness of the following assumptions: (i) the Company and each of the entities in which the Company holds a direct or indirect interest have been and will continue to be operated in accordance with the laws of the jurisdictions in which they were formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Maryland or of any other jurisdiction under the laws of which any such entity has been formed, and (iii) each of the written agreements to which the Company or any such entity is a party will be implemented, construed and enforced in accordance with its terms.

In rendering our opinion, we have also considered the applicable provisions of the Internal Revenue Code of 1986 (the “Code”), the Treasury Regulations promulgated thereunder, judicial decisions, administrative rulings and other applicable authorities, in each case as in effect on the date hereof. The statutory provisions, regulations, decisions, rulings and other authorities on which this opinion is based are subject to change, and such changes could apply retroactively. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies, and the authenticity of the originals of such copies.

This opinion shall not be construed as or deemed to be a guaranty or insuring agreement. Opinions of counsel represent only counsel’s best legal judgment and are not binding on the Internal Revenue Service (“IRS”) or on any court. Accordingly, no assurance can be given that the IRS will not challenge the conclusions of the opinion set forth herein or that such a challenge would not be successful.

Based on and subject to the foregoing, we are of the opinion that:

PennyMac Mortgage Investment Trust

June 15, 2021

1.

The Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code beginning with the Company’s taxable year ended December 31, 2009, and the Company’s current and proposed method of operations have enabled and will enable it to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2021 and in the future.

2.

Although the discussion set forth in the Base Prospectus under the heading “U.S. Federal Income Tax Considerations” does not purport to summarize all possible U.S. federal income tax consequences of the purchase, ownership and disposition of the Securities, such discussion, though general in nature, constitutes in all material respects a fair and accurate summary of the material U.S. federal income tax consequences of the purchase, ownership, and disposition of the Securities, subject to (a) the qualifications set forth therein and (b) the discussion in (or incorporated by reference into) the Base Prospectus of the tax-related risks of owning such Securities. The U.S. federal income tax consequences of the purchase, ownership and disposition of the Securities by an investor will depend upon that investor’s particular situation and we express no opinion as to the completeness of the discussion set forth in “U.S. Federal Income Tax Considerations” as applied to any particular investor.

Other than as expressly stated above, we express no opinion on any issue relating to the Company or to any investment therein or under any other law. Furthermore, the Company’s qualification as a REIT will depend upon the Company’s meeting, in its actual operations, the applicable asset composition, source of income, shareholder diversification, distribution and other requirements of the Code and Treasury Regulations necessary for a corporation to qualify as a REIT. We will not review these operations and no assurance can be given that the actual operations of the Company and any applicable affiliates will meet these requirements or the representations made to us with respect thereto.

This opinion has been prepared for you in connection with the filing of the Registration Statement and Base Prospectus. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Sidley Austin LLP under the captions “U.S. Federal Income Tax Considerations” and “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

/s/ Sidley Austin LLP